                                                                       EXHIBIT 4




                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                   GIA2, INC.

                                       AND

                              CHILES OFFSHORE INC.

                                   ----------

                            Dated as of July 25, 2001

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER dated as of July 25, 2001 (this "Agreement"), between GIA2, Inc., a Delaware corporation, ("GIA2") and Chiles Offshore Inc., a Delaware corporation ("Chiles").

                                   WITNESSETH:

                  WHEREAS, the respective Boards of Directors of GIA2 and Chiles have determined that it is desirable and in the best interests of the parties to this Agreement and their respective stockholders to provide for the merger of GIA2 with and into Chiles (the "Merger"); and

                  WHEREAS, the stockholders of GIA2 have approved this Agreement and the Merger contemplated hereby; and

                  WHEREAS, this Agreement is the Merger Agreement contemplated by the Agreement With Respect to Ownership of the Tonala, dated as of July 20, 2000 (the "Agreement with Respect to Ownership"), by and among Chiles, Perforadora Central, S.A. de C.V., a corporation organized under the laws of Mexico, Grupo Industrial Atlantida, S.A. de C.V., a corporation organized under the laws of Mexico ("GIA"), and the stockholders of GIA, and capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Agreement with Respect to Ownership.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), GIA2 shall be merged with and into Chiles at the Effective Time (as hereinafter defined). At the Effective Time, the separate existence of GIA2 shall cease, and Chiles shall continue as the surviving corporation (the "Surviving Corporation").

1.2 Effective Time. On the date of the execution and delivery of this Agreement by the parties hereto or as promptly as possible thereafter, the parties hereto shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State (the "Effective Time").

1.3 Effects of the Merger. The Merger shall have the effects set forth in
    Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Chiles and GIA2 shall vest in the Surviving Corporation, and all debts, liabilities and duties of Chiles and GIA2 shall be and become the debts, liabilities and duties of the Surviving Corporation.

1.4 Certificate of Incorporation; By-laws.

(a) At the Effective Time, Chiles' certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

(b) The by-laws of Chiles as in effect at the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.5 Directors. The directors of Chiles at the Effective Time shall, from and after the Effective Time, become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided, however, that Chiles shall use its best efforts to cause Patricio Alvarez Morphy and one designee of Patricio Alvarez Morphy who shall be acceptable to the Board of Directors of Chiles to each become members of the Board of Directors of Chiles upon the occurrence of the Effective Time or as soon thereafter as practical.

1.6 Officers. The officers of Chiles at the Effective Time shall, from and after the Effective Time, become the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                              CONVERSION OF SHARES

2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of any holder of (i) any shares of common stock, no par value, of GIA2 (the "GIA2 Common Stock") or (ii) any shares of common stock, par value $.01 per share, of Chiles (the "Chiles Common Stock"):

(a) Conversion of Common Stock. Each share of GIA2 Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the applicable portion of the Total Merger Consideration as determined pursuant to Section 2.1(c).

(b) Total Merger Consideration. The "Total Merger Consideration" shall consist of the number of shares of Chiles Common Stock (rounded to the nearest whole share) as is equal to 24% of the sum of (A) the number of shares of Chiles Common Stock outstanding immediately prior to the Successful IPO (as defined in the Agreement with Respect to Ownership) (but excluding any shares issued in respect of options or rights to purchase membership interests exercised prior to the Successful IPO) and (B) the number of shares of Chiles Common Stock comprising the Total Merger Consideration. For purposes of example, if holders of Chiles Common Stock owned 8,485,810 shares immediately prior to the sale of shares in the Successful IPO (excluding any shares issued upon the pre-Successful IPO exercise of options or rights), the Total Merger Consideration would be equal to 2,679,723 shares of Chiles Common Stock. Annex A attached hereto sets forth the amount of the Total Merger Consideration and the basis for the calculation thereof.

(c) Common Stock of GIA2. Each share of GIA2 Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of Chiles Common Stock (the "Merger Consideration") as is equal to the number of shares of Chiles Common Stock comprising the Total Merger Consideration divided by the total number of shares of GIA2 Common Stock outstanding at the Effective Time.

2.2 Payment of Merger Consideration. Upon conversion of the shares of GIA2 Common Stock into the right to receive the Merger Consideration in the manner described in Section 2.1(c), each record holder of issued and outstanding GIA2 Common Stock shall have a right to receive, and Chiles shall promptly issue to each such holder, a certificate representing such whole number of shares of Chiles Common Stock (rounded to the nearest whole share) equal to the product of (i) the Merger Consideration and (ii) the number of shares of GIA2 Common Stock of which such Person is the record holder immediately prior to the Effective Time.

                                  ARTICLE III

                                   TERMINATION

3.1 Termination of Agreement. This Agreement may be terminated prior to the Effective Time by the mutual written consent of Chiles and GIA2;

3.2 Procedure Upon Termination. In the event of termination by GIA2 and Chiles pursuant to Section 3.1 hereof, this Agreement shall terminate, and the Merger hereunder shall be abandoned, without further action by GIA2 or Chiles.

3.3 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to GIA2 or Chiles; provided, however, that nothing in this Article III shall relieve GIA2, Chiles or any other party to the Agreement with Respect to Ownership of any liability for a breach of this Agreement or the Agreement with Respect to Ownership arising prior to such termination.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 Specific Performance. The parties acknowledge and agree that the breach of this Agreement by either party would cause irreparable damage to the other party and that the non-breaching party will not have an adequate remedy at law. Therefore, the obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement, the Agreement with Respect to Ownership or otherwise.

4.2 Further Assurances. The parties agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

4.3 Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereto hereby irrevocably submit to the jurisdiction of any federal court located in the City of Houston, Texas (or, in the event that such federal court does not have subject matter jurisdiction over the controversy, any state District Court located in Harris County, Texas) over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with Section 4.7 hereof.

4.4 Entire Agreement; Amendments and Waivers. This Agreement, together with the Agreement with Respect to Ownership and the other documents and instruments contemplated hereby and thereby, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions thereof that would require the application of the laws of any other jurisdiction.

4.6 Section Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

4.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  If to GIA2 or any stockholder thereof, to:

                           Mr. Patricio Alvarez Morphy
                           c/o GIA-2 Central, S.A. de C.V.
                           Montes Urales 520
                           Lomas de Chapultepec
                           Mexico, 11000, D.F.
                           Facsimile:  011-525-520-1859

                  With a copy to:

                           Milling Benson Woodward L.L.P.
                           909 Poydras Street
                           Suite 2300
                           New Orleans, Louisiana  70112
                           Attention: Neal Hobson, Esq.
                                      Charles A. Snyder, Esq.
                           Facsimile: 504-569-7001

                  If to Chiles, to:

                           Mr. Dick Fagerstal
                           c/o SEACOR SMIT Inc.
                           1370 Avenues of the Americas
                           New York, New York  10019
                           Facsimile:  212-582-8522

                  With a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Attn:  David Zeltner, Esq.
                           Facsimile:  212-310-8927

4.8 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect provided, however, that if any such invalidity or unenforceability would materially alter the economic results of the transactions contemplated by this Agreement, then this Agreement shall terminated and be of no further force or effect.

4.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either of the parties hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                      CHILES OFFSHORE INC.


                                      By:  /s/  Dick Fagerstal
                                         ---------------------------------------
                                         Title:  Senior Vice President and Chief
                                      Financial Officer



                                      GIA2, INC.


                                      By:  /s/ Patricio Alvarez Morphy
                                        ----------------------------------------
                                        Title: President

                                  CERTIFICATION


                  I, Dick Fagerstal, Secretary of Chiles Offshore Inc., a Delaware corporation (the "Corporation") hereby certify that the above and foregoing Agreement and Plan of Merger dated as of July 25, 2001, and the execution thereof by the officer designated on behalf of the Corporation, was approved by the Board of Directors of the Corporation on July 10, 2000, copies of which resolutions have been filed in the records of proceedings and minutes of the Board of Directors of the Corporation. I further certify that such agreement was adopted pursuant to Section 251(f) of the Delaware General Corporation Law and that the conditions specified in the first sentence thereof have been satisfied.



July 25, 2001                               /s/  Dick Fagerstal
                                            ------------------------------------
                                                               Secretary


                  I, Sergio J. Alarcon, Assistant Secretary of GIA2 Inc., a Delaware corporation (the "Corporation"), hereby certify that the above and foregoing Agreement and Plan of Merger dated as of July 25, 2001, and the execution thereof by the officer designated on behalf of the Corporation, was approved by the Board of Directors of the Corporation on July 11, 2001, and by the owners and holders of record of the issued and outstanding shares of stock of the Corporation by Written Consent of Shareholders dated July 11, 2001, copies of which resolutions and Written Consent have been filed in the records of proceedings and minutes of the Board of Directors and shareholders of the Corporation.



July 25, 2001                               /s/  Sergio J. Alarcon
                                            ------------------------------------
                                                            Assistant Secretary

                                     Annex A

                           Total Merger Consideration


Outstanding shares of Chiles Common Stock immediately preceding Successful IPO (excluding issuances in respecting options on other rights to purchase):

         8,485,810

Total Merger Consideration:

         2,679,723